Exhibit 10.21.5

ALEXZA PHARMACEUTICALS, INC.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of October 27, 2014, by and among ALEXZA PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), with its principal office at 2091 Stierlin Court, Mountain View, California 94043, and the individuals and GRUPO FERRER INTERNACIONAL, S.A. (“Purchaser”).

RECITALS

WHEREAS, the Company and Purchaser are party to that certain Collaboration, License and Supply Agreement dated as of October 5, 2011, as amended (the “Collaboration Agreement”);

WHEREAS, the Company and Purchaser entered into a third amendment on October 24, 2014 to the Collaboration Agreement (the “Third Amendment”) whereby the Company will issue shares the Stock to Purchaser and Purchaser will purchase the Stock in lieu of the payment of future milestone payments. All terms not defined herein will have the meanings assigned to them in the Collaboration Agreement or the Third Amendment as the case may be;

WHEREAS, the Company has authorized the sale and issuance of the Stock;

WHEREAS, the Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act (as defined herein), Rule 506 of Regulation D, as promulgated by the SEC (as defined herein) under the Securities Act (“Regulation D”), and/or Regulation S, as promulgated by the SEC under the Securities Act (“Regulation S”); and

WHEREAS, at the Closing (as defined herein), the Company desires to sell, and Purchaser desires to purchase, the Stock upon the terms and conditions stated in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

AUTHORIZATION AND SALE OF COMMON SHARES AND WARRANTS

1.1. Authorization. The Company has authorized the sale and issuance of up to 2,000,000 shares (the “Stock”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) pursuant to this Agreement.

1.2. Sale of Stock. At the Closing, subject to the terms and conditions of this Agreement, including without limitation, the conditions set forth in Article 5 and Article 6 of this Agreement, the Company shall issue and sell to Purchaser and Purchaser shall purchase from the Company the Stock in exchange for cash consideration of $4.00 per share for an aggregate purchase price of $8,000,000.00.

ARTICLE 2

CLOSING DATES; DELIVERY

2.1 Closing Date. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Article 5 and Article 6 of this Agreement, the closing of the purchase and sale of the Stock hereunder (the “Closing”) shall be held at the offices of Cooley LLP (“Cooley”), 380 Interlocken Crescent, Suite 900, Broomfield, Colorado 80021, at 10:00 a.m. local time on the date hereof, or at such other time and place upon which the Company and Purchaser shall agree. The date of the Closing is hereinafter referred to as the “Closing Date.”

2.2 Delivery. At the Closing, the Company will deliver or cause to be delivered to Purchaser a certificate representing the Stock purchased by Purchaser. Such delivery shall be against payment of the purchase price therefore by Purchaser as set forth in Section 1.2 hereof by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions.

2.3 Amendment. At the Closing, the Company and Purchaser will enter into the Third Amendment which will eliminate the Milestones specified in Section 1.1 of the Third Amendment.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchaser on and as of the date hereof:

3.1 Organization and Standing. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing as a domestic corporation under the laws of said state. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company’s properties or assets or the business of the Company as currently conducted (a “Material Adverse Effect”).

3.2 Subsidiaries. Except as disclosed in the SEC Documents (as defined herein), the Company does not own or control any equity security or other interest of any corporation, limited partnership or other business entity. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Documents (the “Subsidiaries”). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. Each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

3.3 Corporate Power; Authorization. The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement, to sell and issue the Stock and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (b) as limited by equitable principles generally. The execution and delivery of this Agreement does not, the performance of this Agreement and the compliance with the provisions hereof will not, and the issuance, sale and delivery of the Stock by the Company will not, materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien pursuant to the terms of, the Company’s Restated Certificate of Incorporation, as amended (the “Restated Certificate”), or the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), or any statute, law, rule or regulation or any state or federal order, judgment or decree to which the Company or any of its properties is subject. Except as disclosed in the SEC Documents, there are no stockholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s knowledge, between or among any of the Company’s stockholders.

3.4 Issuance and Delivery of the Stock. The Stock has been duly authorized, and when issued in compliance with the provisions of this Agreement and the Restated Certificate, the Stock will be validly issued, fully paid and nonassessable. The issuance and delivery of the Stock is not subject to preemptive or any other similar rights of the stockholders of the Company or to any liens or encumbrances. Assuming the accuracy of the representations and warranties of Purchaser in this Agreement, the Stock will be issued in compliance with all applicable federal and state securities laws.

3.5 SEC Documents; Financial Statements. The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “SEC”) under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the 12 months preceding the date of this Agreement. As of their respective filing dates, all documents filed by the Company with the SEC (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), as applicable. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of the Company and any subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments or to the extent that such unaudited statements do not include footnotes). Except as disclosed in the SEC Documents, since December 31, 2013, the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records. Except as disclosed in the SEC Documents, the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company). The Company has not issued any equity securities to any officer, director or affiliate, except (a) Common Stock issued pursuant to existing Company stock option, restricted stock unit or stock purchase plans or executive and director corporate arrangements disclosed in the SEC Documents, (b) Common Stock issued pursuant to other existing agreements disclosed in the SEC Documents or (c) otherwise as disclosed in the SEC Documents. The Company has no liabilities or obligations required to be disclosed in the SEC Documents that are not so disclosed in the SEC Documents, which, individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect.

3.6 Authorized Capital Stock. The authorized capital stock of the Company consists of (a) 200,000,000 shares of Common Stock, $0.0001 par value, of which, as of October 1, 2014, 17,371,567 shares were outstanding, and (b) 5,000,000 shares of Preferred Stock, $0.0001 par value, none of which shares are currently outstanding. Except as disclosed in the SEC Documents and as contemplated by this Agreement, there are no outstanding warrants, debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is bound, options (other than options issued pursuant to the Company’s equity incentive plans subsequent to December 31, 2013), convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind. No shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights. Except as disclosed in the SEC Documents, there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act. There are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Stock. Except as disclosed in the SEC Documents, the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

3.7 Disclosure. The information contained in the Exchange Act Documents as of the date hereof does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes herein, “Exchange Act Documents” are the documents filed by the Company under the Exchange Act, since the end of the Company’s 2013 fiscal year through the date hereof, including, without limitation, its most recent annual report on Form 10-K. The Company confirms that neither it nor any of its officers or directors nor any other person acting on its or their behalf has provided, and it has not authorized any other party to provide, Purchaser or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of this Agreement, the Amendment and the proposed transactions hereunder and thereunder may constitute such information, all of which will be disclosed by the Company in, prior to, or contemporaneously with, the filing contemplated by Section 7.7 hereof. The Company understands and confirms that Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of this Agreement, the Amendment (if disclosed concurrently with this Agreement) and related transactions and as may be disclosed in the Current Report on Form 8-K filed by the Company.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

Purchaser hereby represents and warrants to and agrees with the Company on and as of the date hereof:

4.1 Authorization. Purchaser represents and warrants to the Company that: (a) Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Stock and to carry out and perform all of its obligations under this Agreement; and (b) this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally.

4.2 Investment Experience. Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Purchaser is aware of the Company’s business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Stock.

4.3 Investment Intent. Purchaser is purchasing the Stock for its own account as principal and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Purchaser understands that its acquisition of the Stock has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein. Purchaser, in connection with its decision to purchase the Stock, has relied solely upon the SEC Documents and the representations and warranties of the Company contained herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Stock except in compliance with the Securities Act and the rules and regulations promulgated thereunder.

4.4 Registration or Exemption Requirements. Purchaser further acknowledges and understands that the Stock may not be resold or otherwise transferred except pursuant to an effective registration statement filed under the Securities Act, in accordance with the provisions of Regulation S or pursuant to an available exemption from registration.

4.5 Dispositions.

(a) Purchaser will not, if then prohibited by law or regulation: (i) sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”) the Stock; or (ii) engage in any hedging or other transaction (including, without limitation, any Short Sales involving the Company’s securities) which is designed or could reasonably be expected to lead to or result in a Disposition of all or any portion of the Stock by Purchaser or an affiliate. In addition, Purchaser agrees that for so long as it owns any portion of the Stock, it will not enter into any Short Sale of the Common Stock executed at a time when Purchaser has no equivalent offsetting long position in the Common Stock. For purposes of determining whether Purchaser has an equivalent offsetting long position in the Common Stock, shares of Common Stock that Purchaser is entitled to receive within 60 days (whether pursuant to contract or upon conversion or exercise of convertible securities) will be included as if held long by Purchaser.

(b) Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Purchaser, engaged in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) since the time that Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby. Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

For purposes of this Section 4.5, (i) “Person” shall include, without limitation, any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company or joint stock company and (ii) “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

4.6 No Legal, Tax or Investment Advice. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Stock constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Stock.

4.7 Confidentiality. Purchaser will hold in confidence all information concerning this Agreement and the placement of the Stock hereunder until the earlier of such time as (a) the Company has made a public announcement concerning the Agreement and the placement of the Stock hereunder or (b) this Agreement is terminated, except that the obligation of confidentiality shall not extend to information that (i) is or was already in Purchaser’s possession prior to its being furnished to Purchaser by or on behalf of the Company; (ii) has become generally available to the public other than as a result of a disclosure by Purchaser; (iii) has become available to Purchaser on a non-confidential basis from a source other than the Company or its representatives, and (iv) is requested or required by Purchaser’s advisory clients in connection with the consummation of this Agreement, which clients are subject to confidentiality agreements as least as restrictive as those contained in this Agreement.

4.8 Residency. Purchaser’s executive offices in which its investment decision was made are in the jurisdiction indicated below Purchaser’s name on the applicable signature page hereto.

4.9 Bad Actor” Matters. Purchaser hereby represents that none of the “Bad Actor” disqualifying events described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”) is applicable to such Investor or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Purchaser hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Investor or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 4.9, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of such Purchaser’s securities for purposes of Rule 506(d) of the Act

4.10 Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Stock.

4.11 Legend.

(a) Purchaser understands that, until such time as the Stock may be sold pursuant to Rule 144 under the Securities Act (“Rule 144”) without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Stock may bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Stock):

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED PURSUANT TO REGULATION S OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND HAVE NOT BEEN REGISTERED UNDER THE ACT, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION, NO HEDGING TRANSACTION MAY BE CONDUCTED WITH RESPECT TO THESE SECURITIES UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE ACT.”

(b) The Company agrees that at such time as such legend is no longer required under this Section 4.11, it will, no later than three business days following the delivery by Purchaser to the Company or the Company’s transfer agent of a certificate representing the Stock issued with a restrictive legend, deliver or cause to be delivered to Purchaser a certificate representing such shares that is free from any legend referring to the Securities Act. The Company shall not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Stock subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to Purchaser by crediting the account of Purchaser’s prime broker with the Depository Trust Company.

(c) Purchaser agrees that the removal of the restrictive legend from certificates representing Stock as set forth in this Section 4.11 is predicated upon the Company’s reliance that Purchaser will sell any Stock pursuant to either (i) the registration requirements of the Securities Act and Purchaser shall have delivered a current prospectus in connection with such sale (if required under the Securities Act) or Purchaser shall have confirmed that a current prospectus is deemed to be delivered in connection with such sale in accordance with Rule 172 under the Securities Act (“Rule 172”), (ii) in accordance with the provisions of Regulation S or (iii) pursuant to an available exemption from registration.

(d) The restrictive legend set forth in Section 4.11(a) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable shares upon which it is stamped or issue to such holder by electronic delivery with the applicable balance account at the Depository Trust Company or in physical certificated shares, if appropriate, if (i) the Stock is registered for resale under the Securities Act (provided that, if Purchaser is selling pursuant to the effective registration statement registering the Stock for resale, Purchaser agrees to only sell the Stock during such time that such registration statement is effective and Purchaser is not aware or has not been notified by the Company that such registration statement has been withdrawn or suspended, and only as permitted by such registration statement); or (ii) the Stock is sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company); or (iii) the Stock is eligible for sale without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions.

4.12 Foreign Investors. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Stock or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Stock, (b) any foreign exchange restrictions applicable to such purchase or acquisition, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Stock. Purchaser’s subscription and payment for and continued beneficial ownership of the Stock will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

4.13 Non-U.S. Purchaser. The Stock being purchased is being acquired for investment for Purchaser’s own account, not as a nominee or agent, and not for the account or benefit of, a U.S. Person (as defined in Section 9.11), and not with a view to the resale or distribution of any part thereof in the United States (as defined in Section 9.12) or to a U.S. Person, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing such Stock.

4.14 No Arrangements. Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person in the United States or to a U.S. Person, or any hedging transaction with any third person in the United States or to a United States resident, with respect to any of the Stock.

4.15 Regulation S Reliance. Purchaser understands that the Stock is not registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Regulation S thereof, and that the Company’s reliance on such exemption is predicated on Purchaser’s representations set forth herein.

ARTICLE 5

CONDITIONS TO CLOSING OBLIGATIONS OF PURCHASER

Purchaser’s obligation to purchase the Stock at the Closing is, at the option of Purchaser, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

5.1 Representations and Warranties. The representations and warranties made by the Company in Article 3 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties made by the Company in Article 3 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

5.3 Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

ARTICLE 6

CONDITIONS TO CLOSING OBLIGATIONS OF COMPANY

The Company’s obligation to sell and issue the Stock at the Closing is, at the option of the Company, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

6.1 Receipt of Payment. Purchaser shall have delivered payment of the purchase price to the Company for the Stock being issued hereunder.

6.2 Representations and Warranties. The representations and warranties made by Purchaser in Article 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by Purchaser in Article 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

6.3 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

ARTICLE 7

COVENANTS

7.1 Compliance with Securities Laws. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Stock purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

7.2 Resale Compliance Purchaser hereby agrees to resell the Stock only in accordance with the provisions of Regulation S, pursuant to an effective registration statement filed under the Securities Act, or pursuant to an available exemption from registration. Purchaser further agrees not to engage in hedging transactions with regard to the Stock unless in compliance with the Securities Act.

7.3 Stop Transfer Restrictions. The Company hereby agrees, for the benefit of Purchaser, that it will not register any transfer of the Stock not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement filed under the Securities Act, or pursuant to an available exemption from registration.

7.4 Delivery of Certificate. Within a reasonable time following the Closing Date, the Company shall have delivered to Purchaser a duly executed certificate for the Stock.

7.5 Reporting Requirements.

(a) With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Stock to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144;

(ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii) so long as Purchaser owns Stock, to furnish to Purchaser upon request (A) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act and (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

7.6 Blue Sky. The Company agrees to timely file a Form D with respect to the Stock if required under Regulation D. The Company shall obtain and maintain all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of Stock.

7.7 Current Report on Form 8-K. The Company shall timely file a Current Report on Form 8-K regarding this Agreement and the sale of the Stock.

7.8 Delivery of Purchaser Questionnaire. Upon the request of the Company, Purchaser shall deliver to the Company within a reasonably prompt time, a customary questionnaire with respect to Purchaser’s ownership of the

Company’s securities and certain other customary matters.

ARTICLE 8

RESTRICTIONS ON TRANSFERABILITY OF STOCK;

COMPLIANCE WITH SECURITIES ACT

8.1 Restrictions on Transferability. The Stock shall not be transferable in the absence of an effective registration statement filed under the Securities Act, in accordance with the provisions of Regulation S, or pursuant to an available exemption from registration. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Stock in order to enforce the foregoing restrictions.

8.2 Transfer of Stock.

(a) Purchaser agrees that it will not effect any disposition of the Stock that would constitute a sale within the meaning of the Securities Act, except:

(i) in accordance with the provisions of Regulation S;

(ii) in accordance with an effective registration statement filed under the Securities Act, in which case Purchaser shall have delivered a current prospectus in connection with such sale (if required under the Securities Act) or Purchaser shall have confirmed that a current prospectus is deemed to be delivered in connection with such sale in accordance with Rule 172; or

(iii) in a transaction exempt from registration under the Securities Act, in which case such Purchaser shall, prior to effecting such disposition, submit to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that the proposed transaction is in compliance with the Securities Act.

(b) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by Purchaser transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of Purchaser; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if such transferee were the original Purchaser hereunder.

ARTICLE 9

MISCELLANEOUS

9.1 Waivers and Amendments. The terms of this Agreement may be waived or amended with the written consent of the Company and Purchaser.

9.2 Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of New York without any regard to conflicts of laws principles.

9.3 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or Purchaser and the Closing.

9.4 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. Upon a permitted transfer of Purchaser’s Stock on the books of the Company in accordance with the terms of Sections 8.2(a)(iii) or 8.2(b), Purchaser may assign this Agreement to the permitted transferee upon prior written notice to the Company. Except as set forth in the previous sentence, Purchaser shall not assign this Agreement without the prior written consent of the Company.

9.5 Entire Agreement; No Inconsistent Agreements. This Agreement (including all schedules and exhibits hereto) and the Collaboration Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects thereof. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date hereof, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to Purchaser in this Agreement or otherwise conflicts with the provisions hereof.

9.6 Notices. Any notice or communication required or permitted under this Agreement shall be in writing in the English language, delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by internationally-recognized courier or sent by registered or certified mail, postage prepaid to the following addresses of the parties hereto (or such other address as a party hereto may at any time thereafter specify by like notice):

To the Company: Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, CA 94043, USA Telephone: + 1-650-944-7000 Facsimile: + 1-650-944-7988 Attention: Chief Executive Officer	To Purchaser: Ferrer Internacional, S.A. Avenida Diagonal 549, 5th Floor E-08029 Barcelona Spain Telephone: + 34 93 600 3716 Facsimile: + 34 93 600 3884 Attention: Legal Counsel

with a copy to: Cooley LLP 380 Interlocken Crescent, Suite 900 Broomfield, CO 80021, USA Telephone: +1-720-566-4000 Facsimile: +1-720-566-4099 Attention: Brent D. Fassett

with a copy to:

Ferrer Internacional, S.A.

Avenida Diagonal 549, 5th Floor

E-08029 Barcelona

Spain

Telephone: +34 93 600 38 67

Facsimile: + 34 93 491 47 20

Attention: Business Development & Licensing Department

Any such notice shall be deemed to have been given (a) when delivered if personally delivered; (b) on the next business day after dispatch if sent by confirmed facsimile or by internationally-recognized overnight courier; and/or (c) on the fifth business day following the date of mailing if sent by mail or other internationally-recognized courier.

9.7 Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.8 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile signatures shall be treated the same as original signatures.

9.9 Further Assurances. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.10 Currency. All references to “dollars” or “$” in this Agreement shall be deemed to refer to United States dollars.

9.11 Definition of U.S. Person.

(a) For purposes of Sections 4.12, 4.13 and 4.14 hereof, the term “U.S. Person” shall mean:

(i) Any natural person resident in the United States;

(ii) Any partnership or corporation organized or incorporated under the laws of the United States;

(iii) Any estate of which any executor or administrator is a U.S. person;

(iv) Any trust of which any trustee is a U.S. person;

(v) Any agency or branch of a foreign entity located in the United States;

(vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii) Any partnership or corporation if:

(A) Organized or incorporated under the laws of any foreign jurisdiction; and

(B) Formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in §230.501(a)) who are not natural persons, estates or trusts.

(b) The following are not “U.S. persons”:

(i) Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States;

(ii) Any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if:

(A) An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

(B) The estate is governed by foreign law;

(iii) Any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settler if the trust is revocable) is a U.S. person;

(iv) An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

(v) Any agency or branch of a U.S. person located outside the United States if:

(A) The agency or branch operates for valid business reasons; and

(B) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

(vi) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

9.12 Definition of United States. For purposes of Sections 4.12, 4.13 and 4.14 hereof and this Article 9, the term “United States” shall mean the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

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IN WITNESS WHEREOF, the undersigned has caused its duly authorized officer to execute this Agreement as of the date first above written.

ALEXZA PHARMACEUTICALS, INC.

By:	/s/ Thomas B. King
Thomas B. King
Chief Executive Officer

GRUPO FERRER INTERNACIONAL S.A.

By:	/s/ Jorge Ramentol Massana
Jorge Ramentol Massana
Chief Executive Officer

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]